United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 19, 2001

Impac Mortgage Holdings, Inc.

(Exact name of registrant as specified in its charter)

              Maryland                        0-19861                        33-0675505
  (State or other jurisdiction of     (Commission File Number)            (I.R.S. Employer
    incorporation or organization)                                         Identification No.)

Registrant's telephone number, including area code: (949) 475-3600

Item 9. Regulation FD

         Impac Mortgage Holdings, Inc. (“IMH”), a real estate investment trust (“REIT”), is announcing the posting of its Monthly Fact Sheet, which will be available on the Company’s web site at wwww.impaccompanies.com. The unaudited Monthly Fact Sheet will be updated on a monthly basis on or about the last day of the subsequent month, and on a quarterly basis with the release of its quarterly earnings press release.

        IMH will launch the improved investor relations portion of its web site on Friday January 19, 2001. Those individuals interested in receiving automatic electronic notification of the posting of the Monthly Fact Sheet, conference calls and other events may access our Web site under “Email Alerts”.

                                                                                         For the                   For the
                                                                                       Month Ended               Year Ended
                                                                               -------------- --------------  ---------------
                                                                                 11/30/2000     10/31/2000       12/31/1999
                                                                               -------------- --------------  ---------------
The REIT (in millions)
Total Assets                                                                     $ 1,968.4      $ 2,020.1         $ 1,675.4

Long Term Investment Operations
      (in millions, except Average Size of Loan)
Collateralized Mortgage Obligations ("CMO") Collateral (a)                       $ 1,402.7      $ 1,069.9         $   949.7
Finance Receivables (b)                                                          $   438.9      $   525.9         $   197.1
Mortgage Loans Held For Investment  ("LHFI")( c )                                $    27.5      $   324.3         $   363.4
Investment Securities Available for Sale (d)                                     $    39.1      $    39.1         $    93.2
Total Mortgage Assets (a+b+c+d)                                                  $ 1,908.2      $ 1,959.2         $ 1,603.4
Total Gross Loan Receivables  (a+b+c)                                            $ 1,869.1      $ 1,920.1         $ 1,510.2
Gross Loan Receivables
   Percentage of Fixed                                                                 25%            26%               34%
   Percentage of Adjustable                                                            75%            74%               66%
   Weighted Average Coupon                                                           9.28%          9.33%             9.26%
   Weighted Average Margin                                                           4.20%          4.21%             4.37%
   Weighted Average Loan to Value                                                      85%            85%               86%
   Average Size of Loan (in thousands)                                           $   138.3      $   138.8         $   120.6
   Credit Grade: "A"                                                                   83%            83%               77%
   Credit Grade:  "A-"                                                                 10%             9%               13%
   Credit Grade:  "B" and Below                                                         7%             8%               10%
   Total Nonperforming Loans (90 days+, including real estate owned)             $    39.1      $    38.9         $    51.0
   Loan Deliquency Rate (60 days +)                                                  4.61%          5.14%             6.23%

Warehouse Lending Operations (in millions)
Average Outstanding Finance Receivables with Outside Customers                   $   150.7      $   156.2         $    84.8
Average Finance Receivables                                                      $   573.1      $   446.9         $   317.5
Total Outstanding Warehouse Lines Approved to Outside Customers                  $   383.0      $   360.0         $   292.0

Mortgage Operations (in millions, except Master Servicing Portfolio)
Total Loan Production                                                            $   215.9      $   227.9         $ 1,671.7
    Percentage of Fixed                                                                78%            77%               62%
    Percentage of Adjustable                                                           22%            23%               38%
Master Servicing Portfolio (in billions)                                         $     4.0      $     3.8         $     2.4
    Weighted Average Coupon                                                          9.65%          9.60%             9.43%
    Loan Delinquency Rate (60+ days)                                                 5.30%          4.25%             4.37%

Impac Direct Access System for Lending

IDASL Utilization (in millions)
Volume Submitted                                                                 $   580.1      $   544.9                 -
Approval Rate                                                                          57%            59%                 -
----------------------------------------------------------------------------------------------------------------------------

No opinion, advice, statement or other information ("Information") contained or provided herein or hereby is intended or shall be construed as a prediction of the performance of any security, fund, or obligation. Reliance upon any Information shall be at the sole risk of the reader. Prior to the execution of a purchase or sale or any security or investment, you are advised to consult with your broker or other financial advisor or other professionals as appropriate. Neither IMPAC, its affiliates, information providers or content providers shall have any liability for investment decisions based upon, or the results obtained from the Information. The Information provided herein is unaudited and neither IMPAC, its affiliates, information providers or content providers guarantee or warrant the timeliness, sequence, accuracy, or completeness of the Information. Nothing contained in this Web site is intended to be, nor shall be construed as, investment advice. You acknowledge that the Information is provided for trading purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

         IMPAC MORTGAGE HOLDINGS, INC.

         By: /s/ Richard J. Johnson
         Richard J. Johnson
         Executive Vice President
         and Chief Financial Officer

         Date: January 19, 2001